                                                              EXHIBIT (8)(l)(ii)

                 AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") dated October 2, 2000, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors, Inc. ("Distributor"), a Colorado corporation, and American General Life Insurance Company, a Texas life insurance company (the "Company") is effective as of May 14, 2002.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

AMERICAN GENERAL LIFE                     JANUS DISTRIBUTORS, INC.
INSURANCE COMPANY


By:____________________________           By:____________________________

Name:                                     Name:  Bonnie M. Howe
Title:                                    Title:    Vice President


JANUS ASPEN SERIES


By:____________________________

Name:  Bonnie M. Howe
Title:    Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts
                             (As of May 14, 2002)

Name of Separate Account and Date                        Contracts Funded
Established by the Board of Directors.                   By Separate Account
--------------------------------------                   -------------------
American General Life Insurance Company                  Platinum Investor Variable Annuity
Separate Account D

American General Life Insurance Company                  Platinum Investor I & Platinum Investor II VUL
Separate Account VL-R                                    Platinum Investor III VUL
                                                         Platinum Investor Survivor VUL
                                                         Platinum Investor Survivor II VUL
                                                         Platinum Investor PLUS VUL
                                                         Corporate America - Variable VUL